CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors
Monterey Homes Corporation:

We consent to the use of our report included herein and to the reference to our firm under the headings and "Experts" and "Selected Financial and Operating Data" in the prospectus.


KPMG Peat Marwick LLP


Phoenix, Arizona
June 19, 1997